Exhibit 99.1

O’REILLY AND CSK AUTO ANNOUNCE EARLY TERMINATION
OF HSR WAITING PERIOD

Springfield, MO and Phoenix, AZ - April 18, 2008 — O’Reilly Automotive, Inc. (“O’Reilly”) (Nasdaq: ORLY) and CSK Auto Corporation (NYSE:CAO) (“CSK”) today announced that the Federal Trade Commission has granted early termination of the waiting period under the Hart Scott Rodino Antitrust Improvements Act of 1976 for O’Reilly’s proposed acquisition of CSK. Termination of the waiting period satisfies a condition to the closing of the proposed acquisition.

As previously announced on April 1, 2008, and more specifically described therein, O’Reilly and CSK entered into a definitive agreement under which CSK shareholders will receive $11.00 of O’Reilly common stock, subject to a collar, plus $1.00 in cash (subject to potential reduction in certain circumstances) for each share of CSK common stock. Completion of the acquisition, which is expected in the summer of 2008, is subject to the satisfaction of other customary closing conditions.

About O’Reilly Automotive, Inc

O’Reilly Automotive, Inc. is one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment and accessories in the United States, serving both the do-it-yourself and professional installer markets.  Founded in 1957 by the O’Reilly family, the Company operated 1,830 stores in the states of Alabama, Arkansas, Florida, Georgia, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Minnesota, Mississippi, Missouri, Montana, Nebraska, North Carolina, North Dakota, Ohio, Oklahoma, South Carolina, South Dakota, Tennessee, Texas, Virginia, Wisconsin and Wyoming as of December 31, 2007.

About CSK Auto

CSK Auto Corporation is the parent company of CSK Auto, Inc., a specialty retailer in the automotive aftermarket. As of February 3, 2008, the Company operated 1,349 stores in 22 states under the brand names Checker Auto Parts, Schuck’s Auto Supply, Kragen Auto Parts, and Murray’s Discount Auto Stores.

Forward-Looking Statements

Statements in press release may contain certain forward-looking statements relating to O’Reilly and its expectations for the proposed acquisition of CSK that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995.  All such statements concerning activities, events or developments that O’Reilly expects, believes or anticipates will or may occur in the future are forward-looking statements.  Forward-looking statements are based on current expectations, forecasts and projections about future events and involve known and unknown risks, uncertainties and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by forward-looking statements, including the following: the risk that the proposed transaction will not close because of a failure to satisfy one or more of the closing conditions; the risk that O’Reilly’s business will have been adversely impacted during the pendency of the proposed transaction; the risk that the integration of operations may not be successful or may be materially delayed or may be more costly or difficult than expected; and the risk that the expected cost savings and other synergies from the transaction may not be fully realized, realized at all or take longer to realize than anticipated.  Additional information on these and other risks, uncertainties and factors is included in O’Reilly’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed with the SEC.  You should not place undue reliance on forward-looking statements, which speak only as of the date of this Current Report on Form 8-K.  Except for any obligation to disclose material information under the Federal securities laws, O’Reilly undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof.

Additional Information

In connection with the proposed transaction, O’Reilly intends to file a registration statement on Form S-4 and a Schedule TO with the SEC and CSK intends to file a solicitation/recommendation statement on Schedule 14D-9.  Such documents, however, are not currently available. These documents contain important information about the transaction and should be read before any decision is made with respect to the exchange offer.  Investors will be able to obtain free copies of the registration statement, Schedule TO and Schedule 14D-9, as well as other filings containing information about O’Reilly and CSK without charge, at the SEC’s website (http://www.sec.gov) once such documents are filed with the SEC.  A free copy of the exchange offer materials, when they become available, may also be obtained from O’Reilly or CSK.

O’Reilly Contacts

Joele Frank, Wilkinson Brimmer Katcher

Kelly Sullivan/Ed Trissel, 212-355-4449